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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 20, 2006

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On April 20, 2006, the Company held a conference call open to the public to discuss the Company's results of operations and its operations, which call was announced in a press release issued March 30, 2006, and will be available for replay at http://www.videonewswire.com/event.asp?id=33090.

During the conference call, the Company's management noted the high level of activity among the Company's licensees, and that technical problems mentioned at last year's annual meeting have been satisfactorily resolved by the Company and its licensees, and that the Company invented several important improvements to its SPD light-control technology. Management then commented upon the increased resources being devoted to SPD technology, planned capacity expansion, and reported on the specific activities of three of its film-making licensees: Dainippon Ink and Chemicals, Hitachi Chemical Company, and Isoclima. It was noted that Dainippon Ink and Chemicals had begun shipping SPD film, that their current production line produces 22 inch wide film, and that DIC has expansion plans to coat wider widths and further increase production capacity. Potentially new information about Hitachi Chemical Company's activities was also included in this conference call. This information includes the following:

-Hitachi now has a production line that currently produces next-generation film that is 48 cm (almost one-half meter) wide which appears to be a sufficient width for primarily aircraft and automotive applications like sunroofs and larger glass roof systems.

-Hitachi has achieved very good production yields on their current equipment.

-Hitachi is building a second factory line that will have a larger capacity (measured in the tens of thousands of square feet per month) that can coat film of at least 1 meter widths.

-Hitachi expects their second factory line to produce film later this year.

Management noted during the conference call that film from Hitachi Chemical and Dainippon Ink and Chemicals had been supplied to a number of the Company's end-product licensees, and that even at current capacity and film sizes, this could generate significant sales and royalties, and that large potential orders were waiting.

During the conference call, the Company's management also gave an overview of the markets for SPD light-control technology in the aerospace, automotive, architectural and marine industries. As part of this overview, management noted that many different car makers are working closely and continuously with the Company's licensees to incorporate SPD products into their high-volume production vehicles, and that some of these efforts are at very advanced stages. In connection with their discussion of the aerospace industry, management noted that one of its licensees has working directly with major OEMS to satisfy the demands of this market, and in some cases has also partnered with large Tier-1 suppliers to the aircraft industry to advance this effort.

It was noted that the conference call may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of the conference call.


The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED

Dated: April 20, 2006

                                          /s/ Joseph M. Harary
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                                          By: Joseph M. Harary
                                          Title: President